PROMISSORY NOTE

US$250,000.00 **January 3, 2007** **, California**

FOR VALUE RECEIVED, as hereinafter stated, Chilco River Holdings, Inc. , a Nevada corporation ("Maker"), promises to pay to IFG Investments Services Inc., a Nevis corporation ("Lender" or the "holder"), located at Suite 4 & 5 Temple Bldg. Price William & Main Streets, Charlestown, Nevis Federation of St Kitts & Nevis West Indies, the original principal sum of TWO HUNDRED FIIFTY THOUSAND DOLLARS ($250,000.00) with interest on the unpaid principal amount at the rate of 8 % per annum from the date first written above. The entire principal shall be due and paid on June 11, 2007 (the "Maturity Date"), unless paid off by the Maker prior to the Maturity Date or renewed by the Maker and Lender.

The Maker shall have the right to prepay the unpaid principal amount of this Note in full at any time, or in part from time to time, without premium or prepayment penalty.

All payments of interest, if any, and principal hereunder shall be made at the principal business address of the holder hereof. All payments hereunder shall be applied first to any unpaid accrued interest, second to payment of all, if any, other amounts except principal due under or in respect of this Note, and third to repayment of principal.

Anything implied herein to the contrary notwithstanding, in the event that (1) the Maker shall fail to pay when due all or any portion of the principal of or interest, if any, on this Note, (2) the Maker shall make an assignment of the whole or a substantial part of the Maker's assets for the benefit of creditors, or (3) there shall be commenced by or against the Maker any proceeding under any bankruptcy, insolvency, readjustment of debt or similar law of any jurisdiction, (each event referred to in clauses (1) through (3) above being hereinafter referred to herein as an "Event of Default") then without notice to or demand upon the Maker the entire unpaid principal of this Note, and all interest accrued thereon, if any, shall (if not already due and payable) immediately become and be due and payable to the order of the holder hereof.

The Maker hereby, to the fullest extent permitted by applicable law: (a) waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note; (b) assents to any extension or postponement of the time of payment or any other indulgence, and to any substitution, exchange or release of collateral; and (c) agrees to pay to the holder, on demand, all costs and expenses of collection, including, without limitation, reasonable attorneys' fees and legal expenses, incurred by the holder in enforcing this Note, whether or not litigation is commenced.

No failure by the holder to exercise, or delay by the holder in exercising, any right or remedy hereunder shall operate as a waiver thereof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Acceptance by the holder of any payment after the maturity of this Note has been accelerated shall not constitute a waiver of such acceleration.

Any notice from the holder of this Note to the Maker shall be deemed given when delivered to the Maker by hand or when deposited in the United States mail and addressed to the Maker at its corporate address at 355 S. Lemon Avenue, Suite C, Walnut, California 91789.

The Lender may transfer or assign its rights under this Note to any individual or entity without the consent of the Maker. However, notice of any such transfer or assignment shall be given to the Maker by the Lender.

This Note shall take effect as an instrument under seal and shall be governed by and construed in accordance with the law of the State of California without regard to its doctrine of conflict of laws. This Note may not be amended except by an instrument in writing signed by the holder of this Note.

If any provision of this Note is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable or invalid, or hereafter rendered void, voidable or otherwise unenforceable or invalid, the remainder of this Note shall not be affected by, but shall be construed as if it does not contain such provision.

IN WITNESS WHEREOF, the undersigned parties have caused this Note to be duly executed under seal as of the date first above written.

Chilco River Holdings, Inc.
a Nevada corporation

By:_______________________________
Tom Liu, C.E.O.

By: _______________________________
Gavin Roy, Secretary